EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned does hereby appoint CELIA A. COLBERT and BRUCE N. KUHLIK and each of them, severally, his/her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Form 10-K Annual Report of Merck & Co., Inc. for the fiscal year ended December 31, 2011 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 28th day of February 2012.

MERCK & CO., Inc.

/s/ Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Kenneth C. Frazier	(Principal Executive Officer; Director)

/s/ Peter N. Kellogg	Executive Vice President and Chief Financial Officer
Peter N. Kellogg	(Principal Financial Officer)

/s/ John Canan	Senior Vice President Finance—Global Controller
John Canan	(Principal Accounting Officer)

DIRECTORS

/s/ Leslie A. Brun	/s/ Rochelle B. Lazarus
Leslie A. Brun	Rochelle B. Lazarus

/s/ Thomas R. Cech	/s/ Carlos E. Represas
Thomas R. Cech	Carlos E. Represas

/s/ Thomas H. Glocer	/s/ Patricia F. Russo
Thomas H. Glocer	Patricia F. Russo

/s/ Steven F. Goldstone	/s/ Anne M. Tatlock
Steven F. Goldstone	Anne M. Tatlock

/s/ William B. Harrison, Jr.	/s/ Craig B. Thompson
William B. Harrison, Jr.	Craig B. Thompson

/s/ Harry R. Jacobson	/s/ Wendell P. Weeks
Harry R. Jacobson	Wendell P. Weeks

/s/ William N. Kelley	/s/ Peter C. Wendell
William N. Kelley	Peter C. Wendell

/s/ C. Robert Kidder
C. Robert Kidder